Exhibit 3.1

ARTICLES OF INCORPORATION

OF

AMOUR FIBER CORE, INC.

I

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Washington Business Corporation Act, and the Undersigned hereby submits these Articles of Incorporation for the purpose of forming a business Corporation.

II

The name of this corporation is AMOUR FIBER CORE, INC.

III

The name and address in the State of Washington of this corporation’s initial agent for service of process is:

William Amour

1120 East Stevens

P.O. Box 42

Sultan, WA 98294

IV

These Articles will become effective upon filing.

V

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 5,000,000, all of one class, designated as common stock.

VI

The initial registered office of the corporation, which address is identical to the business office of the registered agent in Washington is:

William Amour

AMOUR FIBER CORE, INC.

1120 East Stevens

P.O. Box 42

Sultan, WA 98294

VII

The name and address in the State of Washington of the incorporator is:

William Amour

1120 East Stevens

P.O. Box 42

Sultan WA 98294

Dated 12/22/95	/s/ William E. Amour
William Amour

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed:

Dated 12/22/95	/s/ William E. Amour
William Amour

CONSENT TO APPOINTMENT AS REGISTERED AGENT

I, William Amour, hereby consent to serve as Registered Agent in the State of Washington for the above named corporation. 1 understand that as agent for the corporation, it will be my responsibility to accept Service of Process on behalf of the corporation; to forward license renewals and other mail to the corporation; and to immediately notify the Office of the Secretary of State in the event of my resignation or of any changes in the Registered Office address.

Dated 12/22/95	/s/ William E. Amour
William Amour